                                      [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                October 14, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chesapeake Biological Laboratories, Inc., ("CBL" or the "Company"), will be held on Thursday, October 14, 1999, at 10:00 a.m. at the Company's corporate offices located at 1111 South Paca Street, Baltimore, Maryland 21230, for the following purposes:

     I. To elect four directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     II. To approve the adoption of CBL's Fifth Stock Incentive Plan.

    III. To approve an amendment to CBL's Charter to increase the number of authorized shares of capital stock from 10,000,000 shares to 15,000,000 shares and to eliminate the unissued Class B Common Stock and Series A Preferred Stock.

    IV. To ratify the selection of Arthur Andersen L.L.P. as CBL's independent auditors for the fiscal year ending March 31, 2000; and

     V. To transact such other business as may properly come before the meeting or any adjournment thereof.

Accompanying this notice is a Proxy Card and Proxy Statement and a copy of CBL's Annual Report for the year ended March 31, 1999. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. August 9, 1999 was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on August 9, 1999, will be entitled to vote at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Robert J. Mello, Ph.D.
                                          Secretary

Baltimore, Maryland
September 15, 1999

                                    IMPORTANT
Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                             1111 South Paca Street
                              Baltimore, MD 21230

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Chesapeake Biological Laboratories, Inc., ("CBL" or the "Company"), to be held on Thursday, October 14, 1999, at the Company's corporate offices located at 1111 South Paca Street, Baltimore, Maryland 21230.

At the Annual Meeting, you will be asked to consider and vote upon the election of four directors of the Company, to consider and approve the Chesapeake Biological Laboratories, Inc. Fifth Stock Incentive Plan, to approve the Charter Amendment and to ratify the selection of Arthur Andersen L.L.P. as independent auditors. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

The Company's Board of Directors recommends that you vote "FOR ALL NOMINEES" nominated for election as directors of the Company, "FOR" the adoption of CBL's Fifth Stock Incentive Plan, "FOR" the approval of the Charter Amendment and "FOR" the ratification of Arthur Andersen L.L.P. as independent auditors for the fiscal year ended March 31, 2000.

After reading the Proxy Statement, please mark, date, sign and return, by no later than October 6, 1999, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and, if you attend and vote in person, your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company's 1999 Annual Report on Security and Exchange Commission Form 10K is also enclosed.

We look forward to seeing you at the Annual Meeting.

                                          Sincerely,
                                          Thomas P. Rice
                                          President and Chief Executive Officer

Baltimore, Maryland
September 15, 1999

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                             1111 South Paca Street
                              Baltimore, MD 21230

PROXY STATEMENT / INTRODUCTION__________________________________________________

This Proxy Statement and accompanying Proxy are being furnished to stockholders of Chesapeake Biological Laboratories, Inc. ("CBL" or the "Company") in connection with the solicitation of proxies by CBL's Board of Directors to be used at the Annual Meeting of Stockholders to be held on Thursday, October 14, 1999, at 10:00 a.m. at the Company's corporate offices, 1111 South Paca Street, Baltimore, Maryland 21230, or at any adjournment thereof. The purpose for the meeting and the matters to be voted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about September 15, 1999, together with an Annual Report to Stockholders.

Stockholders of record of the Class A Common Stock (the "Class A Common Stock") and the Series A-I Convertible Preferred Stock (the "Series A-1 Preferred Stock") of the Company at the close of business on August 9, 1999 (the "Record Date"), are entitled to notice of and to vote at the meeting or any adjournments thereof. On the Record Date, there were 5,590,351 shares of the Class A Common Stock outstanding; each such share is entitled to one vote on each matter to be presented for a vote at the meeting. In addition, each holder of Series A-1 Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held on the record date are convertible. As of August 9, 1999, the outstanding shares of Series A-1 Preferred Stock were convertible into a total of 1,034,051 shares of Class A Common Stock.

Quorum and Vote Required

The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Class A Common Stock and the Common Stock equivalents of the Series A-1 Preferred Stock as of the Record Date are necessary to constitute a quorum at the Annual Meeting. Directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast. This means that each share may be voted for as many individuals as there are directors to be elected, and the four individuals receiving the highest number of votes "FOR" election to the Board of Directors will be duly elected. Cumulative voting is not permitted in the election of directors. Under the Company's Charter, as amended, the holders of Series A-1 Preferred Stock, voting together as a single class, have the right to elect one director to the Company's Board of Directors. The Series A-1 Preferred Stockholders elected one director in September 1999.

For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Class A Common Stock and the Common Stock equivalents of the Series A-1 Preferred Stock (voting together as a single class) outstanding as of the Record Date is required for approval of the Charter Amendment. The affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and the Common Stock equivalents of the Series A-1 Preferred Stock (voting together as a single class) voting in person or by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of directors and the Charter Amendment) being submitted to the stockholders for their consideration. An automated system administered by CBL's transfer agent will be used to tabulate votes. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. In electing directors and in respect of all other proposals, abstentions and broker non-votes will not be considered votes cast.

The cost of soliciting proxies and preparing proxy materials will be borne by the Company. In addition to soliciting proxies by use of mail, the officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. Hill and Knowlton, Inc. has been retained to assist in soliciting proxies at a fee of approximately $3,000, plus expenses. The Company may reimburse custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses in forwarding proxy materials to their principals.

Voting By Proxy

The Board of Directors has selected Thomas P. Rice and Robert J. Mello, Ph.D., or either of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he has previously given a proxy.

With respect to the proposal regarding election of directors, stockholders may
(a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve the adoption of the Fifth Stock Incentive Plan and the Charter Amendment and ratify the appointment of Arthur Andersen L.L.P. as CBL's independent auditors for the fiscal year ending March 31, 2000, stockholders may (i) vote "for", (ii) vote "against" or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted "FOR" the election of all nominated directors, the approval of the Fifth Stock Incentive Plan, the approval of the Charter Amendment and ratification of the appointment of Arthur Andersen L.L.P. as independent auditors. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholders' behalf at the Annual Meeting.

PROPOSAL 1 / ELECTION OF DIRECTORS______________________________________________

The By-laws of the Company, as amended, provide that the number of directors constituting the Board of Directors is to be determined from time to time by the Board. The Board has fixed the current number of directors at five.

At the Annual Meeting, four directors are to be elected. In addition, the holders of the Series A-1 Preferred Stockholders elected Dr. Elliott F. Hahn as a director on September 14, 1999. Thomas P. Rice, Dr. Narlin B. Beaty, Regis F. Burke and Harvey L. Miller are currently directors. In the event any of the four nominees is unable to serve as a director, the Board of Directors may designate a replacement. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The Board of Directors recommends that stockholders vote FOR its nominees for Directors. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying proxy.

Information Concerning Nominees for Director

The following table presents information about the persons (all of whom currently are directors) by the Board of Directors for election at the Annual Meeting to serve until the next Annual Meeting of Stockholders, and until their successors are duly qualified and elected.

                                      DIRECTOR       TERM            PRINCIPAL OCCUPATION, DIRECTORSHIPS WITH PUBLIC
NAME AND AGE                            SINCE      EXPIRES                   COMPANIES AND OTHER INFORMATION
Thomas P. Rice (49)................        1997      2000     THOMAS P. RICE was appointed CBL's President and Chief
                                                    Annual    Executive Officer on January 11, 1999 and has been a director
                                                   Meeting    since 1997. In 1996, Mr. Rice founded Columbia Investments,
                                                              LLC, which made selective investments, primarily in the
                                                              health care industry. From 1993 to 1996, Mr. Rice was
                                                              Executive Vice President, Chief Operating and Financial
                                                              Officer, and a member of the Board of Directors, of Circa
                                                              Pharmaceuticals, Inc., a publicly-traded pharmaceutical
                                                              company. From 1991 to 1993, Mr. Rice was a principal of
                                                              Competitive Advantage, a Baltimore-based management
                                                              consulting firm. From 1985 to 1990, Mr. Rice was Vice
                                                              President of Administration and Finance of PharmaKinetics
                                                              Laboratories, Inc., a publicly-traded company located in
                                                              Baltimore, Maryland. Mr. Rice is a Certified Public
                                                              Accountant.

Narlin B. Beaty, Ph.D. (49)........        1989      2000     NARLIN B. BEATY, PH.D. joined the Company in 1983 and
                                                    Annual    currently serves as Chief Technical Officer. He served as
                                                   Meeting    President of the Company from 1991 until May 1996, and has been a director of the Company since 1989. Dr. Beaty also
                                                              served as Acting President of the Company from 1989 to 1991 and as Director of Development for the Company from 1985 to
                                                              1988.

Regis F. Burke (51)................        1995      2000     REGIS F. BURKE was elected a director of the Company in 1995.
                                                    Annual    Mr. Burke is a Certified Public Accountant in private
                                                   Meeting    practice since 1988. Mr. Burke specializes in corporate
                                                              transaction consulting, business planning, business valuation and litigation support services. Mr. Burke currently serves as an outside director of several companies located in
                                                              Maryland and Pennsylvania. Prior to 1988, Mr. Burke was a
                                                              partner with Touche Ross & Co., an international accounting firm.

Harvey L. Miller (59)..............        1996      2000     HARVEY L. MILLER was elected a director in 1996. Since 1980,
                                                    Annual    Mr. Miller has been Chairman of GSI Corporation, a
                                                   Meeting    manufacturer of high-tech wire assemblies. Since 1986, Mr.
                                                              Miller has also been president of DM Realty Corporation, a developer of commercial real estate. Mr. Miller was elected a director of Maryland Midland Railway, Inc. in March 1997 and was elected Chairman of its Board in May 1999.

Information Concerning Director Elected by the Preferred Stockholders

The following table presents information about the person elected by the holders of the Series A-1 Preferred Stock on September 14, 1999.

                                      DIRECTOR       TERM            PRINCIPAL OCCUPATION, DIRECTORSHIPS WITH PUBLIC
NAME AND AGE                            SINCE      EXPIRES                   COMPANIES AND OTHER INFORMATION

Elliot F. Hahn, Ph.D. (55).........        1999      2000     ELLIOT F. HAHN, PH. D. was elected as a director on September
                                                    Annual    14, 1999. He is president and a director of Andrx
                                                   Meeting    Corporation, a publicly-traded company. He is also a director of two privately-held corporations, I-Dent International
                                                              Corporation and Delta Pharmaceuticals, Inc. From June 1990 to
                                                              February 1993, Dr. Hahn was Vice President, Scientific
                                                              Affairs of IVAX, where he was involved in the evaluation and international licensing of product opportunities and was
                                                              responsible for maintaining IVAX's intellectual property.
                                                              From 1988 to 1993, Dr. Hahn served as Vice President of
                                                              Research of Baker Norton Pharmaceuticals, a subsidiary of
                                                              IVAX. Prior to that, he was an Assistant Professor at Albert
                                                              Einstein College of Medicine and a member of the Institute of
                                                              Steroid Research at Montefiore Hospital in New York City.
                                                              Since 1988, he has been adjunct Associate Professor at the
                                                              University of Miami School of Medicine. Dr. Hahn holds a B.S.
                                                              from City College of New York and a Ph. D. in Chemistry from
                                                              Cornell University.

Information Regarding the CBL Board, Committees and Remuneration

During the fiscal year ended March 31, 1999, there were six meetings of the Board of Directors of CBL. Each director attended at least 80% of the aggregate number of meetings of the Board and Board committees of which he was a member. The CBL Board has three standing committees: an Audit Committee, a Compensation Committee and a Stock Option Committee.

The Audit Committee meets with CBL's independent accountants to review whether satisfactory accounting procedures are being followed by CBL, whether its internal accounting controls are adequate to monitor nonaudit services performed by the independent accountants and to review the fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. At the end of the 1999 fiscal year, non-employee directors, Regis F. Burke and Harvey L. Miller, were the members of the Audit Committee. The Audit Committee met twice, during the 1999 fiscal year, with the CBL's independent public accountants, once after the year-end audit for the 1998 fiscal year, and once before the year-end audit for the 1999 fiscal year and each member was present at each meeting.

The Compensation Committee establishes the compensation for executive officers of CBL and generally reviews benefits and compensation for all officers, employees and consultants. At the end of the 1999 fiscal year, non-employee directors, Regis F. Burke and Harvey L. Miller, were the members of the Compensation Committee, which met on three (3) occasions in the 1999 fiscal year. Each member was present at each meeting. The report of the Compensation Committee, required by the rules of the Securities and Exchange Commission (the "SEC"), is included in this Proxy Statement.

The Stock Option Committee administers and grants stock options and awards under CBL's Stock Option Plans. At the end of the 1999 fiscal year, non-employee directors, Regis F. Burke and Harvey L. Miller, were the members of the Stock Option Committee. Three (3) meetings of the Stock Option Committee were held during the 1999 fiscal year, and each member was present at each meeting.

Mr. Thomas P. Rice also served on each of these three committees until he became the Company's President and Chief Executive Officer on January 11, 1999.

Compensation of Directors

Executive Officers of the Company who also serve on the Board of Directors receive no additional compensation for their service as such. Members of the Board of Directors who are not also employed by the Company receive annual compensation of $9,600 for their service on the Board of Directors. In addition, the Company grants each director, upon that individual's initial appointment or election to the Board of Directors, an option to purchase 8,000 shares of Class A Common Stock at the then current market price. Accordingly, Mr. Burke was granted an option to purchase 8,000 shares of Class A Common Stock at $1.50 per share in November 1995; Mr. Miller was granted an option to purchase 8,000 shares of Class A Common Stock at $3.125 per share in November 1996; and Mr. Rice was granted an option to purchase 8,000 shares of Class A Common Stock at an exercise price of $5.1875 per share in March 1997. Each of these options is evidenced by a Director's Agreement and a related Option Agreement and becomes exercisable based on a vesting schedule over a four-year period measured from the date of grant.

In addition, in March 1997, the Board of Directors approved the 1997 Directors' Stock Option Plan of the Company (the "Directors' Plan"). The Directors' Plan provides for the issuance of a qualified stock option to purchase 3,000 shares of Class A Common Stock to each director who is not an officer and who is serving as chairperson of any standing committee of the Board of Directors on the date of grant. Options under the Directors' Plan are automatically granted annually at the first meeting of the Board of Directors following the Annual Meeting of the Stockholders at an exercise price equal to the then current market price of the Common Stock. Accordingly, on August 12, 1997, options to purchase 3,000 shares each were granted to Messrs. Burke, Miller and Rice (each being a chairperson on a Board committee on the date of grant), exercisable at the then current market price of $6.00 per share. Options granted under the Director's Plan generally vest on the first anniversary of the date of grant, provided that the director is deemed under the Directors' Plan to have served as chairperson. In accordance with the 1997 Directors' Stock Option Plan on July 9, 1998, options to purchase 3,000 shares each were issued to Messrs. Burke, Miller and Rice (each being a chairperson on a Board committee on the date of grant), exercisable at $8.125, the then current market price.

In April 1999, Mr. Burke and Mr. Miller were each granted non-qualified options for 10,000 shares at the then current market price of $2.31. These grants were in recognition of their efforts and guidance related to CBL's management reorganization.

Compensation and Stock Option Committee Interlocks and Insider Participation in Compensation Decisions

None of the directors serving on the Compensation Committee or the Stock Option Committee is an employee of CBL. The President and Chief Executive Officer, Mr. Thomas P. Rice, served on the Compensation and Stock Option Committees prior to his becoming an executive officer of the Company on January 11, 1999. No director or executive officer of CBL is a director, executive officer or member of the compensation or similar board committee of any other corporation that has a director or executive officer who is also a director, Compensation Committee or Stock Option Committee member of CBL.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and beneficial owners and more than ten percent holders of CBL's stock are required by SEC regulation to furnish the Company with copies of all forms that they file. Based solely upon the Company's review of Forms 3 and 4 received by it for the 1999 fiscal year, and representations from certain reporting persons that no such reports were required to be filed by them, the Company believes that during the 1999 fiscal year, all filing requirements were complied with by those persons required to make these filings.

Compensation of Executive Directors

The following table shows for the past three fiscal years compensation paid by CBL, including salary, bonuses, stock options, and other compensation to its Chief Executive Officer and each of its four other most highly compensated executive officers at March 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                    COMPENSATION
                                                               ANNUAL COMPENSATION                     AWARDS
                                                --------------------------------------------------  ------------
                                                                                          OTHER      SECURITIES
                                                                                         ANNUAL      UNDERLYING   ALL OTHER
                                                                                         COMPEN-      OPTIONS/     COMPEN-
NAME AND PRINCIPAL POSITION                     FISCAL YEAR  SALARY ($)    BONUS ($)   SATION ($)     SARS (#)    SATION ($)

William P. Tew, Ph.D.(1)......................        1999   $   174,818          --           --       154,089   $   51,353(2)
 Chairman                                             1998       194,428          --           --        30,130          849(2)
                                                      1997       187,219          --           --        75,000          270(2)

Thomas P. Rice................................        1999   $    34,134(3)         --         --       253,000(4) $    8,271(5)
 President and Chief Executive Officer                1998                        --           --         3,000(5)      9,600(5)
                                                      1997                                                8,000(5)      1,600(5)

Narlin B. Beaty, Ph.D.........................        1999   $   143,601          --           --            --           --
 Chief Technical Officer                              1998       150,053          --           --        13,786           --
                                                      1997       145,434          --           --        30,000           --

John T. Janssen...............................        1999   $   141,521          --           --            --           --
 Chief Financial Officer and Treasurer                1998       147,880   $   4,000           --        13,786           --
                                                      1997       141,299          --           --        20,000           --

Robert J. Mello, Ph.D.........................        1999   $   138,566          --           --            --           --
 Secretary and Vice President, Quality and            1998       144,792          --           --        13,786           --
 Regulatory Affairs                                   1997       138,698          --           --        30,000           --

------------------------

(1) Dr. Tew resigned as Chairman effective June 30, 1999. He will receive $20,208 per month through June 2000.

(2) These payments represent amounts paid by the Company for life insurance premiums on behalf of Dr. Tew. In addition, the 1999 fiscal year amount includes $50,000 paid in January 1999 as part of the Company's management realignment.

(3) Mr. Rice was appointed President and Chief Executive Officer on January 11, 1999. The amount shown represents his compensation for the remainder of the 1999 fiscal year, including $17,067 of compensation that was deferred under Mr. Rice's Employment Agreement.

(4) Consists of options to purchase 3,000 shares of Class A Common Stock granted to Mr. Rice as a non-employee director and 250,000 shares granted upon his becoming the President and Chief Executive Officer.

(5) Represents fees paid and options granted to Mr. Rice as a non-employee director and includes life insurance premiums paid on behalf of Mr. Rice between January 11, 1999 and March 31, 1999.

OPTION GRANTS IN THE LAST FISCAL YEAR. The following table sets forth information regarding option to purchase shares of the Class A Common Stock granted to the Named Executive Officers during the 1999 fiscal year.

                                                                                                    POTENTIAL REALIZABLE
                                                               INDIVIDUAL GRANTS                           VALUE
                                               -------------------------------------------------  AT ASSUMED ANNUAL RATES
                                               NUMBER OF    PERCENT OF                                 OF STOCK PRICE
                                               SECURITIES  TOTAL OPTIONS                                APPRECIATION
                                               UNDERLYING   GRANTED TO    EXERCISE                    FOR OPTION TERM
                                                OPTIONS    EMPLOYEES IN   PRICE PER  EXPIRATION   ------------------------
NAME                                            GRANTED     FISCAL YEAR     SHARE       DATE         5%(1)       10%(1)

William P. Tew, Ph.D.........................     125,000(2)        24.9% $   3.813     12-22-08  $   313,800  $   827,900
                                                   29,098(2)         5.8      7.750     07-09-08      145,900      384,900

Thomas P. Rice...............................      50,000(3)        10.0      3.750     01-11-09      121,300      320,062
                                                  200,000(4)        39.8      1.000     12-31-08      323,500      863,500
                                                    3,000(5)         0.6      8.125     07-09-08       15,800       41,600

Narlin B. Beaty, Ph.D........................          --           --           --           --           --           --

John T. Janssen..............................          --           --           --           --           --           --

Robert J. Mello, Ph.D........................          --           --           --           --           --           --

------------------------

(1) Amounts represent hypothetical gains that could be achieved on the respective options through the end of the ten-year option term. The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the Securities and Exchange Commission. The potential realizable value does not represent the Company's prediction of its stock price performance. There can be no assurance that the stock price will actually appreciate over the 10-year option term at the assumed 5% and 10% levels or at any other level.

(2) Options were fully exercisable at the time of grant.

(3) 50% of these options vest on December 2, 2000 and will be fully vested on January 1, 2001.

(4) Includes non-qualified options, of which 100,000 were vested upon grant and were issued at $1.00 compared to the $2.50 market price on date of grant. The balance of the shares vest over a five year period or upon a qualifying event (as defined in Mr. Rice's Employment Agreement).

(5) These options were granted to Mr. Rice as an outside director prior to his becoming an officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The table below sets forth information concerning the exercise of options during the 1999 fiscal year and the number and value of unexercised options at the end of the fiscal year by the Named Executive Officers. Value is considered to be, in the case of exercised options, the positive difference, if any, between exercise price and market price on the date of exercise, and, in the case of unexercised options and exercisable options, the difference between exercise price and market price on March 31, 1999 ($1.875).

                                                                                                         VALUE OF
                                                                             NUMBER OF SECURITIES       UNEXERCISED
                                                                            UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                                 OPTIONS HELD             OPTIONS
                                                                              AT FISCAL YEAR-END    AT FISCAL YEAR-END
                                                    SHARES                          (#)(1)                  ($)
                                                  ACQUIRED ON     VALUE     ----------------------  -------------------
                                                   EXERCISE     REALIZED         EXERCISABLE/          EXERCISABLE/
NAME                                                  (#)          ($)          UNEXERCISABLE          UNEXERCISABLE
William P. Tew, Ph.D.(2)........................          --    $      --            202,969(E)          $      --
                                                          --           --             56,250(U)                 --

Thomas P. Rice..................................          --           --            107,000(E)             87,500(E)
                                                          --           --            157,000(U)             87,500(U)

Narlin B. Beaty, Ph.D...........................          --           --             36,286(E)              5,625(E)
                                                          --           --             27,500(U)              1,875(U)

John T. Janssen.................................          --           --             23,786(E)              1,875(E)
                                                          --           --             25,000(U)              3,750(U)

Robert J. Mello, Ph.D.(3).......................       5,000       28,125             26,286(E)              2,187(E)
                                                          --           --             32,500(U)              4,687(U)

------------------------

(1) (E) = Exercisable; (U) = Unexercisable.

(2) Dr. Tew resigned as Chairman effective June 30, 1999.

(3) Dr. Mello exercised options on April 21, 1998 to purchase 5,000 shares at $1.50 that had been granted on November 30, 1995.

Employee Incentive Stock Option Program

All employees of the Company are eligible to receive stock option grants under the Company's Employee Incentive Stock Option Program. The granting of stock option awards is made at the discretion of the Stock Option Committee of the Board of Directors. It is the Company's philosophy to encourage equity ownership in the Company by its employees, thereby aligning their interests with those of the Company's stockholders. Factors considered in granting stock options include the employee's position with the Company, his or her performance and responsibilities, the success of the Company and the extent to which the employee already holds an equity stake in the Company.

The Company does not have any long-term incentive compensation plans, other than the Stock Option Program. The Company established a 401(k) Profit Sharing Plan for all full-time CBL employees with six months service with the Company. Employees may contribute up to 10% of their salary to the plan, and the Company may match up to the first 3% of salary the employee contributes to the plan. The original entry date for the 401(k) Profit Sharing Plan for eligible employees was October 1, 1993. The Company suspended matching employee contributions as of July 31, 1994, and, therefore, made no contributions to the plan in the past three fiscal years.

Employment Agreements and Termination of Employment Agreements

EMPLOYMENT AGREEMENTS

Mr. Rice entered into an Employment Agreement when he joined the Company as President and Chief Executive Officer on January 11, 1999. The Employment Agreement continues through December 31,

2000 and is thereafter automatically renewed annually each January 1 unless Mr. Rice or the Company gives 90 day written notice of non-renewal. Mr. Rice receives an annual salary of $150,000. During 1999, $75,000 of his salary is deferred until January 3, 2000. Mr. Rice is also entitled to periodic bonuses at the discretion of the Compensation Committee. Mr. Rice was granted qualified stock options for 50,000 shares of Class A Common Stock, one-half of which vest on December 2, 2000, and the remainder of which will vest on January 1, 2001. These options have an exercise price of $3.75 per share, which was the market price on the date of the grant. Mr. Rice also received non-qualified stock options for 200,000 shares of Class A Common Stock at an exercise price of $1.00 per share, one-half of which vested on the date of grant and the remainder of which vest 20% per year over the next five years or earlier upon the Company's achievement of certain milestones. Mr. Rice's agreement contains clauses prohibiting his competition with the Company and his solicitation of employees or customers of the Company for one year from the end of his employment. These clauses do not apply if Mr. Rice is terminated without cause or he resigns for good reason after a change in control of the Company.

Mr. Botek entered into an Employment Agreement when he joined the Company as Vice President and Chief Operating Officer on March 22, 1999. The initial term of the Employment Agreement continues through December 31, 2000 and is thereafter automatically renewed annually each January 1 unless Mr. Botek or the Company gives 90 day written notice of non-renewal. Mr. Botek receives an annual salary of $130,000. During 1999, 50% of his salary is deferred until January
3, 2000. Mr. Botek is also entitled to periodic bonuses at the discretion of the Compensation Committee. Mr. Botek was granted qualified stock options for 25,000 shares of Class A Common Stock, one-half of which vest on June 30, 2000, and the remainder of which will vest on January 1, 2001. These exercise price of these options is $2.125 per share, the market price on the date of grant. Mr. Botek also received non-qualified stock options for 125,000 shares of Class A Common Stock at an exercise price of $1.00 per share, one-half of which vested on the date of grant and the remainder of which vest 20% per year over the next five years or earlier upon the Company's achievement of certain milestones.. Mr. Botek's agreement contains clauses prohibiting his competition with the Company and his solicitation of employees or customers of the Company for one year from the end of his employment. These clauses do not apply if Mr. Botek is terminated without cause or he resigns for good reason after a change in control of the Company.

The Company has also entered into Employment Agreements with Dr. Beaty, Mr. Janssen and Dr. Mello, effective July 1, 1995. These Employment Agreements provide for payment of a base salary, together with incentive compensation in an amount to be determined by the Board of Directors or the Compensation Committee from time to time. Base salaries currently in effect under the Employment Agreements for Dr. Beaty, Mr. Janssen and Dr. Mello are $131,200, $129,300, and $126,000, respectively. Dr. Beaty's Employment Agreement provides for an initial term of three years, with successive three-year renewal terms, unless either party gives notice of non-renewal. Mr. Janssen's and Dr. Mello's Employment Agreements provide for an initial term of two years, with successive two-year renewal terms, unless either party gives notice of non-renewal. Each of these Employment Agreements, contains clauses prohibiting his competition with the Company and his solicitation of employees or customers of the Company for one year from the end of his employment. These clauses do not apply if Dr. Beaty, Mr. Janssen or Dr. Mello is terminated without cause or he resigns for good reason after a change in control of the Company.

All five of these Employment Agreements provide for severance payments to the executive officers in certain circumstances. Messrs. Rice and Botek are each entitled to severance payments equal to their respective salary and benefits through the end of their agreement's term and a bonus equal to the bonus received in the prior year if the Company terminates his agreement without cause or he resigns for a good reason. In addition, if Mr. Rice's or Mr. Botek's employment is terminated by the Company without cause or by him for good reason within six months after a change in control, the Company is obligated to pay him either one or two times (depending on when the change in control occurs) his salary and bonus for the previous year. If after a change in control, Mr. Rice or Mr. Botek terminates his employment without good reason, the Company is obligated to pay him one year's salary. Each of Drs. Beaty and Mello and Mr. Janssen is entitled to a severance payment of approximately one-half of his annual compensation upon termination of his employment without cause or if he resigns for good reason.

TERMINATION OF EMPLOYMENT AGREEMENT

On June 22, 1999, Dr. William Tew, the Company's founder, resigned as the Company's Chairman and as a director effective June 30, 1999. The agreement related to his resignation provides that Dr. Tew will receive $20,208 per month through June 2000. Dr. Tew will receive an additional $65,000 if a qualifying event (as defined in Dr. Tew's Resignation Agreement) occurs prior to December 31, 1999.

Compensation Committee Report

INTRODUCTION. The Compensation Committee is composed of Messrs. Regis F. Burke and Harvey L. Miller (Chair), who are independent directors, having never been officers or employees of the Company. The function of the Compensation Committee is to advise the Board of Directors regarding overall compensation policies and recommend specific compensation for the Company's executive officers.

GENERAL COMPENSATION POLICY. Under the supervision of the Compensation Committee, the Company has developed a compensation policy which is designed to attract and retain qualified key executives critical to the Company's success and to provide executives with performance-based incentives tied to the growth and profitability of the Company. It is our objective to have a portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of the Company as measured by personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary, which reflects individual performance and expertise; (ii) an incentive compensation tied to the Company's profits, payable as an adjustment to base salary, and (iii) long-term stock-based incentive awards through the Company's Employee Incentive Stock Option Program, which is intended to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

FACTORS. Because the Company is in a transition stage, from a pharmaceutical development firm to a Company providing commercial scale manufacturing in addition to development work, the Committee believes use of traditional standards (such as profit levels and return on equity) are not the only factors appropriate in evaluating the performance of the executive officers. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. Additional factors were also taken into account, and the Committee may at its discretion apply different or additional factors, particularly measures of performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

BASE SALARY. Base compensation is established through negotiation between the Company and the executive at the time the executive is first hired, and then subsequently when the executive's base compensation is subject to review or reconsideration. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive and the amount of relevant individual experience the officer has brought to the Company, strategic goals for which the executive has responsibility, compensation levels at companies at a comparable stage of development who compete with the Company for business and executive talent and the incentives, which the Committee believes to be necessary to attract and retain qualified management.

INCENTIVE COMPENSATION. In addition to the base salary, the Board of Directors has adopted an Incentive Compensation Program whereby the annual base salary of specified Company executives may be increased based on the profits of the Company at the end of each fiscal year. The incentive compensation supplements given in prior periods were eliminated during the 1999 fiscal year for all Company officers. There was no increase in compensation as a result of the 1999 fiscal year results.

LONG-TERM COMPENSATION. Each executive officer of the Company is eligible for stock option awards under the Company's Employee Incentive Stock Option Program. This program is designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered include the executive's or key employee's position in the Company, his or her performance and responsibilities and the extent to which he or she already holds an equity stake in the Company. In addition, consideration is given to the success of the Company over the preceding fiscal year, as measured by various indices, including increases in the market capitalization and pre-tax profit of the Company over the preceding fiscal year. During the 1999 fiscal year, options to purchase shares of Class A Common Stock were issued to: William P. Tew, Ph.D.-- 29,098 shares at $7.75 per share and 125,000 shares at $3.812 per share related to the cancellation of his Employment Agreement. Mr. Rice was granted 3,000 shares at $8.125 per share as an outside director and 50,000 shares at $3.75 per share, plus 200,000 non-qualified option shares at $1.00 per share upon joining the Company as President and Chief Executive Officer. All options, except the non-qualified shares to Mr. Rice, were at the market price on the date of the grant.

CEO COMPENSATION. Mr. Rice entered into an Employment Agreement when he joined the Company on January 11, 1999. Mr. Rice receives an annual salary of $150,000, of which $75,000 is deferred until January 2000. The agreement continues through December 31, 2000 and is automatically renewed for one year periods unless Mr. Rice or the Company gives 90 day written notice of non-renewal. Mr. Rice was granted qualified stock options for 50,000 shares of which 50% vest December 2,2000 and are 100% vested January 1, 2001and had an exercise price of $3.75 per share, which was the market at the day of the grant. Mr. Rice also received non-qualified stock options for 200,000 shares at $1.00 per share, which was below the then $2.50 market price. 100,000 of these shares vested upon grant. The vesting of the remaining shares vest at 20,000 shares per year over the next five years or based upon the achievement of certain milestones, which if achieved would result in accelerated vesting. These options were intended to provide strong incentives to Mr. Rice to improve the Company's performance and return it to profitability.

                                       Regis F. Burke
                                       Harvey L. Miller--Chairman

Stock Performance Table

CBL is required by the SEC to provide a five-year comparison of the cumulative total stockholder return on CBL's Class A Common Stock compared with that of a broad equity market index and either a published industry index or a CBL-constructed peer group index.

The following chart compares the cumulative total stockholder return on CBL Class A Common Stock from March 31, 1994, to March 31, 1999, with the cumulative total return on the Nasdaq Composite (U.S.) and Nasdaq
Pharmaceutical Indices. The comparison assumes $100 was invested on March 31, 1994, in CBL Class A Common Stock and in each foregoing indices. It also assumes reinvestment of any dividends.

CBL does not make, nor does it endorse, any predictions as to future stock performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Fiscal Year End      CBL       Nasdaq US Index     Nasdaq Pharmaceutical Index
1994                   $100                 $100                            $100
1995                  67.86               111.25                           99.91
1996                  42.86               151.06                           176.1
1997                 142.86               167.83                          161.24
1998                 221.43               254.42                          192.71
1999                  53.57               342.44                          244.66

CBL Management

EXECUTIVE OFFICERS AND DIRECTORS. The executive officers and directors of CBL are:

NAME                                                AGE                                  POSITIONS
Thomas P. Rice................................          49   Chief Executive Officer; President; Director
John T. Botek.................................          43   Chief Operating Officer; Vice President
Narlin B. Beaty, Ph.D.........................          49   Chief Technical Officer; Director
John T. Janssen...............................          60   Chief Financial Officer; Treasurer
Robert J. Mello, Ph.D.........................          48   Vice President--Quality and Regulatory Affairs; Secretary
Regis F. Burke................................          51   Director
Harvey L. Miller..............................          59   Director
Elliot F. Hahn, Ph.D..........................          55   Director

Information relating to CBL's executive officers (who are also directors) is set forth below. See "Information Concerning Nominees for Director" above for information relating to executive officers (who are also directors).

JOHN T. BOTEK, has served as Vice President and Chief Operating Officer of the Company since April 1999. Most recently, Mr. Botek was Senior Vice President of Operations of Circa Pharmaceuticals Inc., located in Copiague, New York. Prior to that position he was Vice President of Information Services and Customer Service for Fairlanes, Inc.

JOHN T. JANSSEN, has served as Chief Financial Officer and Treasurer of the Company since January 1993. Mr. Janssen is a Certified Public Accountant and has over 35 years of financial management experience. During the 12 years prior to joining the CBL, he was a member of the Board of Directors and Chief

Financial Officer of both Barre-National, Inc. of Baltimore, Maryland, and Genesee Brewing Co. of Rochester, New York.

ROBERT J. MELLO, PH.D. has been Vice-President of Quality and Regulatory Affairs since rejoining CBL in 1994 and Secretary since 1998. From 1992 to 1994, Dr. Mello was the Manager of Validation Services for Lederle Laboratories. Prior to 1992, Dr. Mello spent ten years with the Company.

There are no family relationships among any of the executive officers or directors of CBL. Executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

Stock Ownership of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of CBL Class A Common Stock as of August 9, 1999 by (i) each person known to the Company to own beneficially more than 5% of the Class A Common Stock, (ii) each of the directors, (iii) the Chief Executive Officer and each of the Named Executive Officers and (iv) all directors and executive officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                                                    NUMBER OF SHARES       PERCENT OF
                                                                                      BENEFICIALLY        COMMON STOCK
NAME OF BENEFICIAL OWNER (1)                                                            OWNED(2)        BENEFICALLY OWNED
William P. Tew, Ph.D.(3).........................................................          571,568                7.9%
Thomas P. Rice(4)................................................................          162,500                2.3
John T. Botek (9)................................................................           62,500                 .9
Narlin B. Beaty, Ph.D.(5)........................................................          167,791                2.3
Regis F. Burke(6)................................................................           73,200                1.0
Harvey L. Miller(7)..............................................................          102,500                1.4
Corporate Opportunities Fund (Institutional) L.P.(8).............................          798,458               11.1
Corporate Opportunities Fund L.P.(8).............................................          147,427                2.0
All directors and executive officers as a group (8 persons)......................        1,319,792               18.3

------------------------

(1) Unless otherwise specified, the address of each stockholder is c/o Chesapeake Biological Laboratories, Inc., 1111 South Paca Street, Baltimore, MD 21230.

(2) The Company uses the SEC's definition of beneficial ownership. This means that the persons named in this table may have sole or shared voting and/or investment power over the shares shown. Beneficial ownership also includes shares underlying options or warrants currently exercisable or exercisable within 60 days from the date of the table.

(3) Includes 202,969 shares issuable under exercise of currently exercisable options and does not include 10,000 shares owned by Ms. Pamela Maupin, Dr. Williams Tew's wife, as to which Dr. William Tew disclaims beneficial ownership.

(4) Includes 110,000 shares issuable under exercise of currently exercisable options.

(5) Includes 36,286 shares issuable under exercise of currently exercisable options.

(6) Includes 22,000 shares issuable under exercise of currently exercisable options.

(7) Includes 20,000 shares issuable under exercise of currently exercisable options.

(8) Consists of the Class A Common Stock equivalents of Series A-1 Preferred Stock purchased from the Company on May 20, 1999. The address of Corporate Opportunities Fund L.P. is 126 East 56(th)Street, New York, NY 10022.

(9) Includes 62,500 shares issuable under exercise of currently exercisable options.

Certain Relationships and Related Transactions

The Company was not a party to any transactions with any of its executive officers or directors during the 1999 fiscal year, except those related to compensation and stock option grants as described above.

PROPOSAL 2 / ADOPTION OF THE FIFTH STOCK INCENTIVE PLAN_________________________

The Board of Directors proposes that the holders of the Company's Class A Common Stock and Series A-I Convertible Preferred Stock approve the Fifth Stock Incentive Plan (the "Plan"). The following is a fair and complete summary of the Plan as proposed to be adopted. It is qualified in its entirety by reference to the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

General

PURPOSE: The purpose of the Plan as proposed is to promote the long-term growth and profitability of the Company by providing key people with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain and reward the best-available persons.

SHARES AVAILABLE UNDER THE PLAN: The number of shares of Common Stock that may be issued with respect to awards granted under the proposed Plan may not exceed an aggregate of 750,000 shares of Class A Common Stock. The maximum number of shares of Class A Common Stock subject to awards of any combination that may be granted during any one fiscal year to any one individual is limited to 150,000 shares. These limits are subject to adjustment to reflect any stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Class A Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards under the Plan.

ADMINISTRATION: The proposed Plan will be administered by the Board of Directors or by such committee or committees as may be appointed by the Board of Directors from time to time (the Board of Directors, committee or committees hereinafter referred to as the "Administrator"). The Administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which awards are granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

In the event of changes in the Class A Common Stock by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan and to the number, kind and price of shares covered by outstanding awards, and shall, in its discretion and without the consent of holders of awards, make any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of Class A Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to awards as the Administrator, in its sole discretion, determines to be necessary or appropriate.

Without the consent of holders of awards, the Administrator, in its sole discretion, may make any modifications to any awards, including cancellation, forfeiture, surrender or other termination of the awards in whole or in part regardless of the vested status of the award, in order to facilitate any business combination that is authorized by the Board of Directors to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

Without the consent of holders of awards, the Administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

PARTICIPATION: Participation in the Plan will be open to all employees, officers, directors and consultants of the Company or any of its affiliates, as may be selected by the Administrator from time to time. As of July 30, 1999, all three non-employee directors, and approximately 84 employees and consultants would be eligible to participate in the Plan.

Type of Awards

The Plan as proposed would allow the Company to grant stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards. These awards may be granted separately or in tandem with other awards. The Administrator will determine the prices, expiration dates and other material conditions upon which such awards may be exercised. The Company or its affiliate may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

STOCK OPTIONS: The proposed Plan allows the Administrator to grant either awards of incentive stock options as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options. However, awards of incentive stock options must be limited to employees of the Company or any subsidiary. Options intended to qualify as incentive stock options under Code Section 422 must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option exercise price may be paid in cash, by tender of shares of Class A Common Stock, by a combination of cash and shares or by any other means the Administrator approves.

STOCK APPRECIATION RIGHTS: The proposed Plan allows the Administrator to grant awards of Stock Appreciation Rights ("SAR"). An SAR entitles the holder to receive a payment in cash, in shares of Class A Common Stock, or in a combination of both, having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Class A Common Stock over (B) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.

STOCK AND PHANTOM STOCK AWARDS: The proposed Plan allows the Administrator to grant restricted or unrestricted stock awards or awards denominated in stock-equivalent units ("phantom stock") to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Class A Common Stock, or in a combination of both.

PERFORMANCE AWARDS: The proposed Plan allows the Administrator to grant performance awards which become payable in cash, in shares of Class A Common Stock or in a combination of both, on account of attainment of one or more performance goals established by the Administrator. Performance goals established by the Administrator may be based on the Company's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit or the Company as a whole, over such performance period as the Administrator may designate.

OTHER STOCK-BASED AWARDS. The proposed Plan allows the Administrator from time to time to grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

Awards Under the Plan

Because participation and the types of awards granted under the Plan as proposed are subject to the discretion of the Administrator, the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not currently determinable. No awards have been made under the Plan.

Amendment and Termination

The Board of Directors may terminate, amend or modify the Plan or any portion thereof at any time.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options, which may be granted under the Plan as proposed, based upon the current provisions of the Code and regulations thereunder.

INCENTIVE STOCK OPTIONS: Incentive stock options under the Plan are intended to meet the requirements of Code Section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

NONQUALIFIED STOCK OPTIONS: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation, taxable as ordinary income, in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

DISALLOWANCE OF DEDUCTIONS: The Code disallows deductions for publicly-held corporations for compensation in excess of $1,000,000 paid to the corporation's chief executive officer or any of its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

The affirmative vote of a majority of the shares of CBL Class A Common Stock and the Common Stock equivalents of the Series A-1 Preferred Stock (voting as a single class) present in person or represented by proxy at the Annual Meeting is required for the approval of the adoption of the Fifth Stock Incentive Plan. Broker non-votes and abstentions are not treated as votes cast for this purpose.

The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the adoption of the Fifth Stock Incentive Plan.

PROPOSAL 3 / CHARTER AMENDMENT__________________________________________________

On August 10, 1999, the CBL Board unanimously approved resolutions to amend CBL's Charter to increase the number of authorized shares of all classes of CBL stock from 10,000,000 shares to 15,000,000 shares and to eliminate two classes of stock that have no shares outstanding, Class B Common Stock and Series A Convertible Preferred Stock (the "Charter Amendment"). Under the Charter Amendment, the number of authorized shares of CBL's Class A Common Stock will increase from 7,968,980 to 14,984,490 and the 2,000,000 shares of authorized and unissued CBL's Class B Common Stock are eliminated. In addition, the number of authorized shares of CBL's Series A-1 Preferred Stock remains at 15,510 shares, while the 15,510 shares of CBL's Series A Preferred Stock will be eliminated.

Charter Amendment

Under the Charter Amendment the Article FIFTH of CBL's Charter is revised. The first paragraph of the revised Article FIFTH of CBL's Charter reads as follows:

    "FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 15,000,000 divided into two (2) classes, (i) the first class consisting of 14,984,490 shares of Common Stock, $0.01 par value per share (the "COMMON STOCK"), or an aggregate par value of $149,844.90 and (ii) the second class consisting of 15,510 shares of preferred stock (the "PREFERRED STOCK"), all of which are designated Series A-1 Convertible Preferred Stock, $0.01 par value per share."

The first paragraph of the revised Article FIFTH of CBL's Charter is qualified in its entirety by reference to the full text of CBL's Articles of Amendment, which appears as Exhibit B to the Proxy Statement.

The increase in number of authorized shares of CBL Common Stock will enable CBL to raise equity funds when appropriate and to avoid being dependent on debt financing in the future. The increase in the number of authorized shares also will provide additional shares for issuance by the Board of Directors, without the delay and expense of further stockholder approval at such time or times and for such proper corporate purposes as the Board may in the future deem advisable. Under the Company's Charter, the Board of Directors has the authority to reclassify any unissued shares of Common Stock into one or more series of Preferred Stock, without further vote of the holders of the outstanding shares of Common Stock. Shares may be issued if and when the CBL Board determines it to be in the best interest of CBL to do so, which may include issuances of Common or Preferred Stock (i) as part of an acquisition transaction or strategic alliance; (ii) to obtain funds through the sale of shares; (iii) to declare a stock split or stock dividend; (iv) in respect of the Fifth Stock Incentive Plan, if the Plan is approved by the stockholders at the Annual Meeting or other employee benefit or stock plans; or
(v) for working capital and other corporate purposes. The Company's increased activity with new and larger customers requires the availability of funds to purchase equipment, hire staff and increase working capital to support the Company's planned growth.

Unless required by applicable law, the rules of the Nasdaq National Market, the Charter or the By-laws, it is not anticipated that the future vote of stockholders will be required prior to the issuance of CBL Common Stock for any of the purposes described above.

The affirmative vote of a majority of the shares of CBL Class A Common Stock and the Common Stock equivalent of the Series A-1 Preferred Stock (voting as a single class) outstanding as of the Record Date is required for approval of the Charter Amendment.

The Board of directors unanimously recommends that the stockholders vote FOR the approval of the Charter Amendment.

PROPOSAL 4 / RATIFICATION OF AUDITORS___________________________________________

The Board of Directors, as a result of the recommendation of its Audit Committee, has selected Arthur Andersen L.L.P., independent public accountants, to examine and audit the financial statements of the CBL for the fiscal year ending March 31, 2000. Arthur Andersen L.L.P. has served as independent auditors of CBL since February 21, 1991. A representative of Arthur Andersen L.L.P. will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

The affirmative vote of a majority of the shares of CBL Class A Common Stock and the Common Stock equivalent of the Series A-1 Preferred Stock (voting as a single class) present in person or represented by Proxy at the Annual Meeting is required for ratification of the selection of Arthur Andersen L.L.P. as CBL's independent auditors.

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Arthur Andersen as CBL's independent auditors.

OTHER MATTERS___________________________________________________________________

The Board of Directors knows of no other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxies will vote on such matters in accordance with their judgment as to the best interest of CBL and its stockholders.

STOCKHOLDER PROPOSALS FOR 2000__________________________________________________

Any stockholder proposals intended to be presented at CBL's 2000 Annual Meeting of Stockholders must be received by CBL's Secretary no later than February 8, 2000, and must otherwise comply with the rules of the SEC for inclusion in the proxy materials relating to that meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       Robert J. Mello, Ph.D.
                                       Secretary

Baltimore, Maryland
September 15, 1999